EXECUTION COPY 753303507 23728593 RECEIVABLES SALE AGREEMENT DATED AS OF JUNE 20, 2023 by and among EACH OF THE ENTITIES LISTED ON EXHIBIT II HERETO, as the Originators, COLUMBUS MCKINNON CORPORATION, as the Master Servicer, and COLUMBUS MCKINNON FINCO, LLC, as the Buyer

Table of Contents Page 753303507 23728593 i ARTICLE I AMOUNTS AND TERMS ...................................................................................................... 1 Section 1.1. Purchase and Contribution of Receivables. .......................................................... 1 Section 1.2. Payment for Purchases. ........................................................................................ 2 Section 1.3. Purchase Price Credit Adjustments. ..................................................................... 4 Section 1.4. Payments and Computations, Etc. ........................................................................ 5 Section 1.5. Transfer of Records. .............................................................................................. 5 Section 1.6. Characterization. ................................................................................................... 5 ARTICLE II REPRESENTATIONS AND WARRANTIES .............................................................................. 6 Section 2.1. Representations and Warranties of Each of the Originators................................ 6 ARTICLE III CONDITIONS OF PURCHASE ............................................................................................. 12 Section 3.1. Conditions Precedent to Closing. ........................................................................ 12 ARTICLE IV COVENANTS ..................................................................................................................... 12 Section 4.1. Affirmative Covenants of Each of the Originators. ............................................. 12 Section 4.2. Negative Covenants of Each of the Originators. ................................................. 16 ARTICLE V TERMINATION EVENTS .................................................................................................... 18 Section 5.1. Termination Events. ............................................................................................ 18 Section 5.2. Remedies. ........................................................................................................... 19 ARTICLE VI INDEMNIFICATION ........................................................................................................... 20 Section 6.1. Indemnities by Each of the Originators. ............................................................. 20 Section 6.2. Other Costs and Expenses. ................................................................................. 23 ARTICLE VII MISCELLANEOUS .............................................................................................................. 23 Section 7.1. Waivers and Amendments. ................................................................................ 23 Section 7.2. Notices. ............................................................................................................... 24 Section 7.3. Protection of Ownership Interests of the Buyer................................................. 25 Section 7.4. Set-off. ................................................................................................................ 26 Section 7.5. Confidentiality. .................................................................................................... 26 Section 7.6. CHOICE OF LAW. ................................................................................................. 26 Section 7.7. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. ..................................... 27 Section 7.8. WAIVER OF JURY TRIAL. ...................................................................................... 27 Section 7.9. Integration; Binding Effect; Assignability; Survival of Terms. ............................. 27 Section 7.10. Counterparts; Electronic Signatures; Severability; Section References. ............ 28

Table of Contents (continued) Page 753303507 23728593 ii Section 7.11. Bankruptcy Petition. ........................................................................................... 28 Section 7.12. PATRIOT Act. ....................................................................................................... 29 Section 7.13. Amounts to be Paid by Buyer. ............................................................................ 29 Section 7.14. Mutual Negotiations. .......................................................................................... 29 Section 7.15. Joint and Several Liability. .................................................................................. 29 Section 7.16. Binding Terms in Other Transaction Documents. ............................................... 29 Exhibits Exhibit I Definitions Exhibit II Originators Exhibit III Form of Subordinated Note

Receivables Sale Agreement 753303507 23728593 RECEIVABLES SALE AGREEMENT THIS RECEIVABLES SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 20, 2023 (the “Closing Date”), is by and among Columbus McKinnon Corporation, a New York corporation (“Columbus”), as an Originator and as master servicer (together with its successors and assigns in such capacity, the “Master Servicer”), each of the other entities listed on Exhibit II hereto (together with Columbus in its capacity as an Originator, each, an “Originator” and collectively, the “Originators”), and Columbus McKinnon FinCo, LLC, a Delaware limited liability company (the “Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I attached hereto (or, if not defined in this Agreement, the meanings assigned to such terms in Exhibit I to the Credit and Security Agreement (hereinafter defined)). PRELIMINARY STATEMENTS The Originators now own, and from time to time hereafter will own, certain Receivables. Upon the terms and conditions hereinafter set forth, from and after the Closing Date, each of the Originators wishes to sell, assign, transfer, contribute or otherwise convey to the Buyer, and the Buyer wishes to purchase or otherwise acquire from such Originator all of such Originator’s right, title and interest in and to all of its existing and future Receivables, together with the Related Security (hereinafter defined) and Collections with respect thereto and all proceeds of the foregoing. Each Originator and the Buyer intend the transactions contemplated hereby to be true sales and/or contributions of the Receivables Assets (hereinafter defined) from the Originators to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables Assets, and none of the Originators or the Buyer intends these transactions to be, or for any purpose to be characterized as, loans from the Buyer to any Originator secured by the Receivables Assets. Immediately following its acquisition of the Receivables Assets from the Originators, the Buyer will pledge them to Wells Fargo Bank, National Association, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) pursuant to that certain Credit and Security Agreement, dated as of the Closing Date, by and among the Buyer, as borrower, the Master Servicer, the lenders from time to time party thereto (together with their successors and assigns in such capacity, the “Lenders”), and the Administrative Agent (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit and Security Agreement”). NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I AMOUNTS AND TERMS Section 1.1. Purchase and Contribution of Receivables. (a) Effective as of the Closing Date, Columbus hereby contributes, assigns, transfers and otherwise conveys to the Buyer’s capital, without recourse to Columbus (except to the extent expressly provided herein), and the Buyer hereby accepts, (i) Columbus’ right, title and interest in and to certain of Columbus’ Receivables existing as of the close of business on the Initial Cutoff Date and having an

2 Receivables Sale Agreement 753303507 23728593 aggregate Outstanding Balance greater than or equal to the Required Capital Amount, and (ii) Columbus’ right, title and interest in and to Columbus’ Receivables arising after the Initial Cutoff Date through and including Columbus’ Termination Date to the extent necessary to cause the Outstanding Balance of all Receivables contributed under clause (i) or this clause (ii) (collectively, the “Contributed Receivables”) to be equal to or exceed the Required Capital Amount, together with all Related Security and Collections associated therewith (collectively, the “Contributed Receivables Assets”). Effective as of the Closing Date, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each of the Originators hereby sells, assigns, transfers and otherwise conveys to the Buyer, without recourse (except to the extent expressly provided herein), and the Buyer hereby purchases from each Originator, all of such Originator’s right, title and interest in and to all Receivables (other than Contributed Receivables) existing as of the close of business on the Initial Cutoff Date and all Receivables (other than Contributed Receivables) thereafter arising through and including such Originator’s Termination Date immediately upon the creation of each such Receivable (collectively, the “Purchased Receivables”), together, in each case, with all Related Security relating thereto and all Collections thereof (collectively, the “Purchased Receivables Assets”, and the Purchased Receivables Assets, together with the Contributed Receivables Assets, the “Receivables Assets”). In accordance with the preceding two sentences, on the Closing Date, the Buyer shall acquire all of the Originators’ right, title and interest in and to the Receivables Assets. The Buyer shall be obligated to pay the Purchase Price for each Purchased Receivable in accordance with Section 1.2. (b) It is the intention of the parties hereto that each transfer of Receivables hereunder shall constitute a true sale and/or true contribution, which sale and/or contribution, as the case may be, is absolute and irrevocable and provides the Buyer with the full benefits of ownership of the Receivables Assets. Except for the Purchase Price Credits owed pursuant to Section 1.3, each transfer of Receivables Assets hereunder is made without recourse to any of the Originators for losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy, lack of creditworthiness or other financial or credit condition of the related Obligor resulting in the inability to pay in respect of an Obligor; provided, however, that (i) each Originator shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by it pursuant to the terms of the Transaction Documents to which it is a party, and (ii) such transfer does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of the Originators or any other Person arising in connection with the Receivables Assets or any other obligations of the Originators. In view of the intention of the parties hereto that each purchase and contribution shall constitute a true sale and/or true contribution of Receivables Assets, rather than a loan secured thereby, each Originator agrees that it will, in accordance with Section 4.1(l)(ii), include a notation in its master data processing records relating to the Receivables to indicate that the Purchased Receivables and the Contributed Receivables are “SOLD RECEIVABLES”. Section 1.2. Payment for Purchases. (a) The Purchase Price for each Purchased Receivable shall become owing in full by the Buyer to the applicable Originator or its designee on the date each such Receivable comes into existence and shall be paid not later than the next Payment Date thereafter as follows: (i) On the terms and subject to the conditions set forth in this Agreement and the Credit and Security Agreement, the Buyer shall pay to the Master Servicer, for the account of the applicable Originators, in immediately available funds, to the extent of Available Cash on such Payment Date, in the following order:

3 Receivables Sale Agreement 753303507 23728593 first, the Purchase Price for the Receivables sold by each Originator on such purchase date; and second, to reduce the principal amount outstanding under each Originator’s Subordinated Note to a balance not less than zero ($0.00); (ii) To the extent that any portion of the Purchase Price owing to an Originator remains unpaid, the principal amount outstanding under such Originator’s Subordinated Note shall be automatically increased by an amount equal to the remaining unpaid portion of such Purchase Price, but subject to the limitations set forth in Section 1.2(b); and (iii) To the extent that the Buyer is entitled to any Purchase Price Credit pursuant to Section 1.3 in respect of Purchased Receivables and the amount of such Purchase Price Credit exceeds the Purchase Price that would have been owed by such Buyer to the applicable Originator under clause (i) above without taking such Purchase Price Credit into account for purposes of the calculation of such price, the principal amount outstanding under such Originator’s Subordinated Note shall be automatically decreased (to a balance not less than zero ($0.00)). (b) To the extent that the Buyer does not have sufficient Available Cash to pay in full the Purchase Price for all Receivables payable on any Payment Date in cash as set forth in Section 1.2(a), each Originator agrees to advance a subordinated loan in an aggregate principal amount not to exceed the lesser of (A) the unpaid portion of the Purchase Price of all Purchased Receivables sold by such Originator remaining following the payments specified in clause (a)(i) above and (B) the maximum loan (each such loan, a “Subordinated Loan”) that could be borrowed by the Buyer from the applicable Originator without rendering the Buyer’s Net Worth less than the Required Capital Amount. Each Originator irrevocably agrees to advance each Subordinated Loan requested by the Buyer prior to such Originator’s Termination Date. Each Subordinated Loan shall be evidenced by, and shall be payable in accordance with the terms and provisions of a Subordinated Note and shall be payable solely from Available Cash. The Master Servicer shall make all appropriate record keeping entries with respect to each Subordinated Note to reflect the increases, payments and reductions made in respect of such Subordinated Note pursuant to Sections 1.2(b) and 1.3, and the Master Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each Subordinated Note at any time. Each Originator hereby irrevocably authorizes the Master Servicer to mark its Subordinated Note “CANCELED” and to return such Subordinated Note to the Buyer upon the final payment thereof after the occurrence of such Originator’s Termination Date. Each Originator acknowledges that it has received a copy of its Subordinated Note and so long as it is a Holder, agrees to be bound by, and to comply with, all the terms of such Subordinated Note, including, without limitation, the Subordination Provisions. (c) Although the Purchase Price for each Receivable purchased after the date hereof shall be due and payable by the Buyer to the applicable Originator on the date such Receivable comes into existence, a precise reconciliation of the Purchase Prices between the Buyer and each Originator shall be effected on a Payment Date with respect to all Receivables sold or contributed during the Calculation Period (or portion thereof) most recently ended prior to such Payment Date. Although such reconciliation shall be effected on Payment Dates, increases or decreases in the principal balance of each Subordinated Note and any contribution of capital by the Originators to the Buyer made pursuant to this Agreement shall be deemed to have occurred and shall be effective as of the date such Receivable comes into existence; provided that the interest due and owing on each Subordinated Note on any Payment Date shall continue to be calculated based on the principal amount outstanding as of the prior Payment Date.

4 Receivables Sale Agreement 753303507 23728593 On each Payment Date, each Originator shall determine the net increase or the net reduction in the outstanding principal amount of its Subordinated Note and, solely with respect to Columbus, the amount of any capital contributions occurring during the immediately preceding Calculation Period (or portion thereof) and, in each case, shall account for such net increase or net reduction in its books and records. Section 1.3. Purchase Price Credit Adjustments. If on any day: (a) the Outstanding Balance of a Receivable originated by any Originator is reduced or canceled due to: (i) any defective or rejected goods or services, any cash discount or any other adjustment by such Originator or any Affiliate thereof (other than as a result of any Collections), or as a result of any governmental or regulatory action, or (ii) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same transaction or a related or unrelated transaction), or (iii) any obligation or election of such Originator or any Affiliate thereof to pay the related Obligor any warranty claim, rebate or refund, or (iv) any misstatement of the amount thereof, or (v) any extension, amendment or other modification to the payment terms of any Receivable or any Contract related to such Receivable in any material respect other than in accordance with the Credit and Collection Policy, or (b) any of the representations and warranties set forth in Section 2.1(l) through and including Section 2.1(r) is not true when made or deemed made with respect to any Receivable, then, in any such event, the Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder equal to (A) in the case of clauses (a)(i)-(v) above, the amount by which the Outstanding Balance of such Receivable was reduced as a result thereof; and (B) in the case of clause (b) above, the Outstanding Balance of such Receivable. If, on any day prior to an Originator’s Termination Date, the Purchase Price Credit due from such Originator exceeds the Purchase Price payable to such Originator on such day, the excess amount may be credited against the Purchase Price payable to such Originator on one or more subsequent days; provided, however, that (1) if any portion of a Purchase Price Credit remains unrealized on such Originator’s Termination Date, it shall be payable by the applicable Originator in cash to a Collection Account on such Termination Date; (2) if any of the events described in clauses (a)(i)-(v) above or clause (b) above occurs after such Termination Date, the resulting Purchase Price Credit shall be paid by the applicable Originator in cash to a Collection Account within two (2) Business Days after such occurrence; (3) if any Amortization Event has occurred and is continuing or any Overadvance shall exist, the resulting Purchase Price Credit shall be paid in cash by the applicable Originator to a Collection Account within two (2) Business Days after such day and (4) no Purchase Price Credit shall include any amount to the extent the same represents losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy, lack of creditworthiness or

5 Receivables Sale Agreement 753303507 23728593 other financial or credit condition of the related Obligor resulting in the inability to pay in respect of such Obligor. For the avoidance of doubt, this Section 1.3 is not intended to give any Originator or the Master Servicer authorization to extend, amend or otherwise modify the payment terms of any Receivable in any manner except as permitted by the Credit and Security Agreement. Section 1.4. Payments and Computations, Etc. All amounts to be paid or deposited by the Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to an account of the Master Servicer, for the account of the applicable Originators, designated from time to time by the Master Servicer or as otherwise directed by the Master Servicer. The Master Servicer shall pay funds so received to the applicable Originator entitled thereto, in cash or by way of credit to the appropriate intercompany account. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the immediately following Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, interest accrued at the Default Rate in respect thereof until paid in full; provided, however, that the Default Rate shall not at any time exceed the maximum rate permitted by applicable Law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Section 1.5. Transfer of Records. In connection with any sale or contribution of Receivables hereunder, each Originator hereby contributes, sells, transfers, assigns and otherwise conveys to the Buyer all of its right and title to and interest in the Records relating to the Receivables sold or contributed hereunder, but solely to the extent related to such Receivables, without the need for any further documentation in connection with such sale or contribution. In connection with such transfer, each Originator hereby grants to each of the Buyer, the Administrative Agent and the Master Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by the applicable Originator or is owned by others and used by any Originator under license agreements with respect thereto; provided, however, that so long as the Records maintained in any software the license or sublicense of which hereunder would require the consent of the applicable licensor can be exported to Excel, such software shall not be included in the license granted in this Section 1.5. The license granted hereby shall be irrevocable until the payment in full of the Aggregate Unpaids (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), and shall automatically terminate on the date this Agreement terminates in accordance with its terms. Section 1.6. Characterization. If, notwithstanding the intention of the parties expressed in Section 1.1(b), any transfer by any Originator to the Buyer of Receivables hereunder shall be characterized in any manner other than a true sale or true contribution or such transfer for any reason shall be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the applicable UCC and other applicable Law. For this purpose and without being in derogation of the parties’ intention that each transfer shall constitute a true sale or true contribution and absolute assignment thereof, each of the

6 Receivables Sale Agreement 753303507 23728593 Originators hereby grants to the Buyer a security interest in all of such Originator’s right, title and interest in, to and under the Receivables Assets and all proceeds thereof, whether existing as of the close of business on the Initial Cutoff Date or thereafter arising through and including such Originator’s Termination Date (collectively, such Originator’s “Originator Collateral”), to secure the prompt and complete payment of a loan deemed to have been made by the Buyer to such Originator in an amount equal to the aggregate Purchase Price for the Purchased Receivables originated by such Originator and, in the case of Columbus, the Purchase Price that would have been payable for the Contributed Receivables had they not been contributed to the Buyer’s capital, together with all other obligations of such Originator hereunder, which security interest each of the Originators hereby represents and warrants, is valid, duly perfected and prior to all Adverse Claims. The Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable Law, which rights and remedies shall be cumulative. ARTICLE II REPRESENTATIONS AND WARRANTIES Section 2.1. Representations and Warranties of Each of the Originators. Each of the Originators (and solely with respect to clause (y), the Buyer) hereby represents and warrants to the Buyer, solely as to itself and its Originator Collateral, on the Closing Date and on each date thereafter on which a Receivable of such Originator comes into existence prior to its Termination Date: (a) Organization and Qualification. Such Originator is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and such Originator has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Receivables as required by this Agreement requires such qualification, licenses or approvals except where a failure to do so could not reasonably be expected to have a Material Adverse Effect. (b) Authority; No Conflict or Violation. The execution, delivery and performance by such Originator of the Transaction Documents to which it is a party, the acceptance of a Subordinated Note, the sale and contribution of Receivables by it hereunder and the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents to which it is a party, have been duly authorized by all necessary corporate action on the part of such Originator and do not and will not (i) require any consent or approval of its board of directors or similar governing body, or any authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority, except those that have been obtained and are in full force and effect and except for the filings or notices as may be necessary to perfect the sales and contributions, as applicable, of Receivables Assets pursuant to this Agreement, (ii) violate any provision of (A) any applicable Law or of any order, writ, injunction or decree presently in effect having applicability to such Originator or (B) the Organizational Documents of such Originator, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which such Originator is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the assets now owned or hereafter acquired by the Buyer except, with respect to clauses (i), (ii)(A) and (iv) above, where the failure to so comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

7 Receivables Sale Agreement 753303507 23728593 (c) Legal Agreements. This Agreement and each of the other Transaction Documents to which such Originator is a party have been duly authorized, executed and delivered by such Originator, and constitute the legal, valid and binding obligations of such Originator, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles. (d) Compliance with Laws. Such Originator has complied with all applicable Laws, the non- compliance with which could reasonably be expected to have a Material Adverse Effect. (e) Margin Regulations. Such Originator is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the Purchase Price will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. (f) Investment Company Act. Such Originator is not required to register as an “investment company” within the meaning of the Investment Company Act. (g) Solvency. Such Originator is and, upon the making of each sale and contribution, as applicable, under this Agreement and after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will be, Solvent. (h) Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. (i) None of (A) such Originator, any Subsidiary or, to the knowledge of such Originator or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (B) any agent or representative of such Originator or any Subsidiary that will act in any capacity in connection with or benefit from the Transaction Documents, (I) is a Sanctioned Person or currently the subject or target of any Sanctions, (II) has its assets located in a Sanctioned Country, (III) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (IV) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons. (ii) Each of such Originator and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by such Originator and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti- Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. (iii) Each of such Originator and its Subsidiaries, and to the knowledge of such Originator, each director, officer, employee, agent and Affiliate of such Originator and each such Subsidiary, is in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws in all respects and applicable Sanctions.

8 Receivables Sale Agreement 753303507 23728593 (iv) No Purchase Price payments or proceeds under this Agreement have been used, directly or indirectly, by such Originator, any of its Subsidiaries or any of its or their respective directors, officers, employees or agents in violation of Section 4.2(f). (i) Places of Business and Locations of Records. Such Originator’s principal place of business, chief executive office and the other locations (if any) where its Records are located are at the addresses listed on Exhibit II or such other locations of which the Buyer (and the Administrative Agent as its assignee) has been given notification in jurisdictions where all action required to maintain the perfection of the Buyer’s and the Administrative Agent’s interests in the Receivables Assets has been taken and completed. (j) Names and Identification Numbers. Except as stated on Exhibit II, in the five (5) years prior to the Closing Date, such Originator has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement. Such Originator’s Federal Employer Identification Number and jurisdiction of organization are correctly set forth on Exhibit II. (k) Collections. Such Originator has directed the Obligors to make payments on its Receivables directly to a Lock-Box, a Collection Account or an Originator Account listed on Exhibit IV-A or Exhibit IV-B to the Credit and Security Agreement. Such Originator has not granted any Person (other than the Buyer, the Master Servicer and their respective permitted assigns) access to or control of any such Lock-Box, Collection Account or Originator Account, or the right to take dominion and control of any such Lock-Box, Collection Account or Originator Account at a future time or upon the occurrence of a future event. To the extent that funds other than Collections of the Pool Receivables are deposited into any Collection Account or an Originator Account, such Originator or the Master Servicer can promptly trace and identify which funds constitute Collections of the Pool Receivables. To the extent that Collections of Pool Receivables are deposited into any bank account other than a Collection Account or an Originator Account, such Originator or the Master Servicer can promptly trace and identify which funds deposited into such bank account constitute Collections of the Pool Receivables. (l) Good Title. Immediately prior to or contemporaneously with each sale or contribution hereunder, such Originator shall be the sole legal and beneficial owner of all of the related Receivables, together with the Related Security and Collections with respect thereto, free and clear of any Lien except for Permitted Liens. (m) Perfection. Upon the filing of the financing statement approved by such Originator on the date hereof, this Agreement, together with such financing statement, is effective to create in favor of the Buyer, a valid and perfected Security Interest in such Originator’s Originator Collateral, free and clear of any Lien except for Permitted Liens. (n) Compliance with Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, other than any Receivable and the related Contract with respect to which there has been a Deemed Collection payment in accordance with Section 1.5 of the Credit and Security Agreement. (o) Payments to Applicable Originator. With respect to each Receivable created by such Originator, the Buyer has given reasonably equivalent value to such Originator in consideration therefor, and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under this Agreement is or may be voidable under any section of the Federal Bankruptcy Code.

9 Receivables Sale Agreement 753303507 23728593 (p) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a valid and binding obligation of the related Obligor to pay the Outstanding Balance of such Receivable created thereunder and any accrued interest thereon, enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). (q) Valid Sale. Each sale or contribution of Receivables and the Related Security made by such Originator pursuant to this Agreement shall constitute a valid sale or contribution, as applicable, transfer and assignment of Receivables and Related Security to the Buyer, enforceable against creditors of, and purchasers from, such Originator, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. (r) Eligible Receivables. Each Receivable included as an Eligible Receivable on the first Settlement Report that included such Receivable was an Eligible Receivable on the date of sale or contribution of such Receivable hereunder. (s) Bulk Sales Act. No transaction contemplated by any Transaction Document will require compliance by it with any bulk sales act or similar Law. (t) Taxes. Such Originator has (i) timely filed all Tax returns required to be filed by it and (ii) paid, or caused to be paid, all Taxes, assessments and other governmental charges, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP. (u) ERISA Compliance. (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of such Originator, nothing has occurred that would prevent or cause the loss of, such tax-qualified status. (ii) There are no pending or, to the best knowledge of such Originator, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

10 Receivables Sale Agreement 753303507 23728593 (iii) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (A) no ERISA Event has occurred, and neither such Originator nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (B) such Originator and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (C) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither such Originator nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (D) neither such Originator nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid: (E) neither such Originator nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (F) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan. (iv) Neither such Originator nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan. (v) With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Columbus Party or any Subsidiary of any Columbus Party that is not subject to United States Law (a “Foreign Plan”): (A) any employer and employee contributions required by Law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (B) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (C) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities. (v) Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to such Originator’s knowledge, threatened, against such Originator before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or any other Transaction Document; or (iii) seeking any determination or ruling that could materially and

11 Receivables Sale Agreement 753303507 23728593 adversely affect the performance by such Originator of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents. (w) Accuracy of Information. No written information heretofore furnished by or on behalf of such Originator to the Buyer, the Master Servicer, the Administrative Agent or any of the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby contains, and no such written information hereafter furnished by or on behalf of such Originator to the Buyer, the Master Servicer, the Administrative Agent or any of the Lenders will contain, any material misstatement of fact or omit to state any material fact necessary to make such information not materially misleading in light of the circumstances under which made. (x) Material Adverse Effect. Since December 31, 2022, no event has occurred that could reasonably be expected to have a Material Adverse Effect. (y) Ordinary Course of Business. Such Originator and the Buyer represents and warrants as to itself that each remittance of Collections by or on behalf of such Originator to the Buyer under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and the Buyer and (ii) made in the ordinary course of business or financial affairs of such Originator and the Buyer. (z) Reliance on Separate Legal Identity. Such Originator acknowledges that each of the Lenders and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from such Originator. (aa) Opinions. The facts regarding the Columbus Parties, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects. (bb) Adverse Change in Receivables. Since December 31, 2022, there has been no material adverse change in either the collectability or the payment history of the Receivables originated by such Originator taken as a whole. (cc) Tax Status. The Buyer (i) is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a United States person (within the meaning of Section 7701(a)(30) of the Code), (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes, (iii) does not have tax residence and is not otherwise subject to Tax in any jurisdiction outside the United States and (iv) is not subject to any material Taxes imposed by a state or local taxing authority. (dd) Compliance with Transaction Documents. Such Originator has complied with all of the terms, covenants and agreements contained in the other Transaction Documents to which it is a party. (ee) Subordinated Notes. Such Originator’s Subordinated Note is owned directly by such Originator, free and clear of any Adverse Claim other than any Adverse Claim in favor of the Credit Agreement Agent but only so long as the Credit Agreement Agent is not foreclosing on any Subordinated Note or otherwise challenging the enforceability of any Subordinated Note or any provision thereof.

12 Receivables Sale Agreement 753303507 23728593 ARTICLE III CONDITIONS OF PURCHASE Section 3.1. Conditions Precedent to Closing. The effectiveness of this Agreement is subject to the conditions precedent that all of the conditions to the effectiveness of the Credit and Security Agreement shall have been satisfied in accordance with the terms thereof. ARTICLE IV COVENANTS Section 4.1. Affirmative Covenants of Each of the Originators. Until the date on which this Agreement terminates in accordance with its terms, each of the Originators hereby covenants as set forth below: (a) Notice of Certain Events. Promptly upon becoming aware of the occurrence of a Termination Event or Unmatured Termination Event under this Agreement, an Amortization Event or Potential Amortization Event under the Credit and Security Agreement, any ERISA Event or the occurrence of an event of default or similar event under the Credit Agreement or any Indebtedness of any Columbus Party, such Originator agrees to give the Buyer and the Administrative Agent (for prompt distribution to the Lenders) notice of such event, together with a written statement signed on behalf of such Originator setting forth the details of such event and any action taken or contemplated to be taken with respect thereto. (b) Notice of Material Adverse Effect. Promptly upon becoming aware thereof, such Originator will give the Buyer and the Administrative Agent (for prompt distribution to the Lenders) written notice with respect to any development or occurrence which could reasonably be expected to have a Material Adverse Effect. (c) Notice of Proceedings. Promptly upon becoming aware thereof, such Originator will give the Buyer, the Administrative Agent and each Lender notice of (i) the commencement, existence or, to the knowledge of such Originator, threat of all proceedings by or before any Governmental Authority against or affecting any Columbus Party or any of its Subsidiaries which, if adversely decided, could reasonably be expected to have a Material Adverse Effect and (ii) any action, suit, proceeding or investigation pending or to the knowledge of such Originator, threatened, against the Buyer before any Governmental Authority. (d) Audits. Such Originator will, from time to time during regular business hours as requested by the Buyer or the Administrative Agent upon not less than ten (10) days’ written notice to such Originator, and at the sole cost of such Originator, permit the Administrative Agent and the Lenders or their respective agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Originator during reasonable business hours for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the

13 Receivables Sale Agreement 753303507 23728593 Transaction Documents or any Originator’s performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters (each such visit, a “Review”); provided that, so long as no Termination Event or Amortization Event has occurred and is continuing and that the prior Review, if any, had no material adverse findings, only one (1) Review (which Review may apply to both the Master Servicer and the other Originators) will be permitted under this Section 4.1(d) in any one calendar year; it being understood and agreed that any follow-up examinations, analysis, discussions or visits to address any material adverse findings discovered during the course of a prior Review, if any, shall not constitute a separate Review. (e) Preservation of Existence and Franchises. Such Originator shall maintain its organizational existence and its rights and franchises in full force and effect in its jurisdiction of incorporation. Such Originator shall not change its jurisdiction of incorporation without the prior written consent of the Administrative Agent, and will qualify and remain licensed or qualified as a foreign corporation in each jurisdiction in which the failure to receive or retain such licensing or qualification could reasonably be expected to have a Material Adverse Effect. (f) Insurance. Such Originator shall maintain with financially sound and reputable insurers insurance with respect to its properties and businesses and against such liabilities, casualties and contingencies and of such types and in such amounts as is reasonably satisfactory to the Administrative Agent and as is customary in the case of corporations or other entities engaged in the same or similar business or having similar properties similarly situated. (g) Financial Accounting Practices. Such Originator shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect in all material respects its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for assets and (ii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. (h) Compliance with Laws. Such Originator shall comply with all applicable Laws, the non- compliance with which could reasonably be expected to have a Material Adverse Effect. (i) Continuation of and Change in Business. Such Originator will continue to engage generally in business and activities substantially similar to the business and activities in which it engages as of the Closing Date, and such Originator will not engage in any materially different business or activity without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed. (j) Further Assurances. Such Originator will, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Administrative Agent may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the transactions contemplated by this Agreement and the other Transaction Documents. (k) Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. Such Originator will (i) maintain in effect and enforce policies and procedures designed to ensure compliance by such Originator, its Subsidiaries and their respective

14 Receivables Sale Agreement 753303507 23728593 directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (ii) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Buyer qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Buyer ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (iii) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation. (l) Keeping and Marking of Records and Books. (i) Each of the Originators will maintain and implement administrative and operating procedures (including (i) an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof and (ii) procedures to identify and track sales with respect to, and collections on, Excluded Receivables), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables and the identification and reporting of all Excluded Receivables (including records adequate to permit the daily identification of each Receivable and Excluded Receivable and all Collections of and adjustments to each existing Receivable and Excluded Receivable). Each of the Originators will give the Buyer (or its assigns) prior written notice of any change in the administrative and operating procedures referred to in the previous sentence. (ii) Each of the Originators will upon the reasonable request of the Buyer (or its assigns) following the occurrence and during the continuance of a Termination Event hereunder: (1) mark each Contract with a legend describing the Buyer’s ownership interest in the Receivables and further describing the Administrative Agent’s security interest in the Receivables, or (2) deliver to the Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables that are in such Originator’s possession. (m) Compliance with Contracts and Credit and Collection Policy. Such Originator will, (i) except to the extent that a Deemed Collection payment has been made in accordance with Section 1.5 of the Credit and Security Agreement, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the applicable Receivables, and (ii) not take any action inconsistent in any material respect with the Credit and Collection Policy in regard to any such Receivable and the related Contract. (n) Separateness. Such Originator acknowledges that each of the Administrative Agent and the Lenders is entering into the transactions contemplated by the Credit and Security Agreement in reliance upon the Buyer’s identity as a legal entity that is separate from the Performance Guarantor, the Master Servicer, any of the Originators and their respective other Affiliates. Therefore, from and after the date of execution and delivery of this Agreement, such Originator will not take any action inconsistent with the “separateness covenants” set forth in Section 5.1(l) of the Credit and Security Agreement. (o) Collections. Such Originator shall direct all Obligors to make payments of the Receivables (i) directly to a Borrower Lock-Box that clears through a Collection Account which at all times on or after

15 Receivables Sale Agreement 753303507 23728593 the Post-Closing Date is subject to an enforceable Collection Account Control Agreement, (ii) directly to a Collection Account which at all times on and after the Post-Closing Date is subject to an enforceable Collection Account Control Agreement, (iii) directly to an Originator Lock-Box that clears through an Originator Account or (iv) directly to an Originator Account. If, notwithstanding the foregoing, any Obligor makes payment other than directly to any such Lock-Box, Originator Account or Collection Account, such Originator shall remit such payment (or shall cause all such payments to be remitted) directly to any such Collection Account (or at any time prior to the Post-Closing Date, any such Originator Account) within two (2) Business Days after payment thereof, and at all times prior to such remittance, it will itself hold or, if applicable, will cause such payments to be held for the exclusive benefit of the Buyer and its assigns. Such Originator shall cause all Collections on Pool Receivables deposited or received in any Originator Lock-Box or any Originator Account to be promptly remitted to a Collection Account no later than the first Settlement Date immediately following receipt thereof. Such Originator shall use commercially reasonable efforts to ensure that on and after the Post-Closing Date each Obligor remits all payments on the Pool Receivables directly to a Borrower Lock-Box or directly to a Collection Account. Such Originator shall not grant the right to take dominion and control of any Originator Lock-Box or Originator Account at a future time or upon the occurrence of a future event to any Person. Such Originator shall ensure that no disbursements are made from any Collection Account or any Originator Account, other than (i) such disbursements that are made at the direction and for the account of the Buyer and (ii) Permitted Disbursements. In the event that any Permitted Disbursement occurs, such Originator shall, on the first Settlement Date immediately following the effectiveness thereof, pay the amount of such Permitted Disbursement directly to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Secured Parties for application pursuant to Section 2.1 of the Credit and Security Agreement. (p) Payment of Taxes and Other Claims. Such Originator will timely file all Tax returns required to be filed by it and will pay or discharge, when due, (i) all Taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, (ii) all federal, state and local Taxes required to be withheld by it, and (iii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of such Originator; provided that such Originator shall not be required to pay any such tax, assessment, charge or claim (A) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which such Originator has provided adequate reserves in accordance with GAAP or (B) where the failure to pay such tax, assessment, charge or claim could not reasonably be expected to have a Material Adverse Effect. (q) Borrower’s Tax Status. Such Originator will take such actions as needed to ensure that the Buyer will (i) remain a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701- 3 for U.S. federal income tax purposes that is wholly owned by a United States person (within the meaning of Section 7701(a)(30) of the Code), (ii) not become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (iii) not become subject to Taxes in any jurisdiction outside of the United States and (iv) not become subject to any material Taxes imposed by a state or local taxing authority. (r) Foreign Obligors. Each Originator shall, with respect to each Receivable created by such Originator, take all actions necessary under any local laws with respect to the related Obligor or applicable Contract, to make transfers or assignments under the Transaction Documents of such Receivable effective against such Obligor.

16 Receivables Sale Agreement 753303507 23728593 (s) Further Information. Such Originator will promptly furnish to the Buyer, the Administrative Agent and each Lender (i) such information, and in such form, as the Buyer, the Administrative Agent or the Lenders may reasonably request from time to time in connection with this Agreement or the other Transaction Documents, (ii) sample invoices and other information as the Buyer, the Administrative Agent or the Lenders may request from time to time in order to confirm that Obligors have been instructed to remit payment on Receivables directly to a Lock-Box, an Originator Account or a Collection Account in accordance with the Transaction Documents and (iii) such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Lender. (t) Originator Account Ratio. Such Originator shall at all times ensure that for each Calculation Period commencing on or after the Post-Closing Date, the Originator Account Ratio for such Calculation Period does not exceed 5.0%. Section 4.2. Negative Covenants of Each of the Originators. Until the date on which this Agreement terminates in accordance with its terms, each of the Originators hereby covenants that: (a) Name or Structural Changes. Such Originator shall not (i) change its name, identity or legal structure (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or make any other change in such Originator’s identity or corporate structure that could reasonably be expected to impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the UCC, (ii) permit itself to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, (iii) undertake any division of its rights, assets, obligations or liabilities pursuant to a plan of division or otherwise pursuant to applicable Law or (iv) permit itself to be directly or indirectly owned by any Person other than Columbus, in each case, without (x) the prior written consent of the Buyer (and the Administrative Agent, as the Buyer’s assignee) and (y) delivery to the Buyer and the Administrative Agent of all financing statements, instruments and other documents and opinions reasonably requested by the Buyer and the Administrative Agent in connection with such change. In addition, such Originator will not change or relocate its chief executive office or any office where Records are kept unless it gives the Buyer and the Administrative Agent written notice of such change not later than ten (10) days thereafter. (b) Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to Section 6.2(d) of the Credit and Security Agreement during the Dominion Period, such Originator will not (i) add any bank as a Collection Account Bank or (ii) add any Lock-Box or Collection Account, in each case, unless the Buyer and the Administrative Agent shall have received: (A) at least ten (10) days before the proposed effective date therefor and prior to depositing any Collections therein, written notice of such addition, together with an updated version of Exhibit IV-B to the Credit and Security Agreement, and (B) an executed Collection Account Control Agreement (or an executed amendment to an existing Collection Account Control Agreement) with respect to the new Collection Account or Lock-Box, in form and substance acceptable to the Administrative Agent. Such Originator will not (i) add any bank as an Originator Account Bank or (ii) add any Originator Lock-Box or Originator Account, in each case, without the prior written consent of the Administrative Agent. Such

17 Receivables Sale Agreement 753303507 23728593 Originator shall not terminate or close any Collection Account or any Borrower Lock-Box, in any case, without the prior written consent of the Administrative Agent. In addition, except as may be required by the Administrative Agent pursuant to Section 6.2(d) of the Credit and Security Agreement during the Dominion Period, such Originator will not make any change in the instructions to any Obligor as to where payments on the Receivables should be made; provided, however, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Lock-Box that clears through a Collection Account that on and after the Post-Closing Date is subject to a Collection Account Control Agreement or to another existing Collection Account that on and after the Post-Closing Date is subject to a Collection Account Control Agreement. (c) Modifications to Contracts and Credit and Collection Policy. Such Originator will not make any material change to the Credit and Collection Policy (including changes that would materially increase the Contractual Dilution with respect to the Receivables) without the prior written consent of the Buyer and the Administrative Agent (as the Buyer’s assignee). Except as provided in Section 6.2(d) of the Credit and Security Agreement or to the extent that a Deemed Collection payment has been made in accordance with Section 1.5 of the Credit and Security Agreement, such Originator will not, and will not permit any other Columbus Party to, extend, amend or otherwise modify the payment terms of any Receivable or any Contract related to such Receivable in any material respect other than in accordance with the Credit and Collection Policy or as required by applicable Law. (d) Sales, Liens. Other than the ownership and Security Interests contemplated by the Transaction Documents, such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim (including, without limitation, the filing of any financing statement) upon or with respect to, any Receivables Asset, or upon or with respect to any Contract under which any Receivable arises, or any Lock- Box, Originator Account or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, Permitted Liens), and it will defend the right, title and interest of the Buyer (and its assigns) in, to and under any of the foregoing property, against all claims of third parties claiming through or under it. (e) Accounting for Purchase. It will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale or contribution and absolute assignment of the Receivables and the Related Security by it to the Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution and absolute assignment of the Receivables and the Related Security by it to the Buyer (except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP). (f) Use of Proceeds. Such Originator will not use the proceeds of any sale of Receivables hereunder, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any margin stock. Such Originator shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any sale of Receivables, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any

18 Receivables Sale Agreement 753303507 23728593 Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto or to the Credit and Security Agreement. (g) Deposits to Lock-Boxes and Collection Accounts. Such Originator will not permit any funds other than Collections on Pool Receivables to be deposited into any Lock-Box, Collection Account or Originator Account. (h) Permitted Disbursements. Such Originator will not permit the aggregate amount of Permitted Disbursements during any calendar month to exceed $15,000,000. ARTICLE V TERMINATION EVENTS Section 5.1. Termination Events. The occurrence of any one or more of the following events shall constitute a “Termination Event”: (a) Any of the Originators or the Performance Guarantor shall fail to make any payment or deposit required hereunder when due and such failure shall continue for three (3) Business Days after the date when due. (b) Default in the performance, or breach, of any covenant or agreement on the part of any Originator contained in any of Sections 4.1(a) and 4.2. (c) Default in the performance, or breach, of any covenant or agreement of any of the Originators in this Agreement or any other Transaction Document to which such Originator is a party (excluding any covenant or agreement which is specifically addressed elsewhere in this Section 5.1), and the continuance of such default or breach for a period of thirty (30) consecutive days. (d) Any representation or warranty made by any of the Originators or the Performance Guarantor under this Agreement or any of the other Transaction Documents or any written statement made by any of the Originators or the Performance Guarantor in any financial statement, certificate, report, exhibit or document furnished by any of the Originators or the Performance Guarantor to the Administrative Agent or any Lender pursuant to this Agreement or the other Transaction Documents shall prove to have been false or misleading in any material respect as of the time made; provided that to the extent such false or misleading representation occurs under any of Section 2.1(l) through and including Section 2.1(r), no Termination Event shall occur under this Section 5.1(d) if a Purchase Price Credit is granted and realized upon or paid in cash as provided in Section 1.3. (e) Any Event of Bankruptcy shall occur with respect to any Columbus Party. (f) A petition shall be filed by any Originator or the Performance Guarantor under the Federal Bankruptcy Code naming such Originator or the Performance Guarantor as debtor; or an involuntary petition shall be filed against any Originator or the Performance Guarantor under the Federal Bankruptcy Code, and such petition shall not have been dismissed within sixty (60) days after such filing; or an order for relief shall be entered in any case under the Federal Bankruptcy Code naming any of the Originators as debtor.

19 Receivables Sale Agreement 753303507 23728593 (g) A Change of Control shall occur with respect to any Originator or the Performance Guarantor. (h) A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against any Originator or the Performance Guarantor or any of its properties. (i) One or more final judgments for the payment of money in excess of the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage thereof) shall have been entered against any Originator or the Performance Guarantor and shall remain undischarged or unstayed for a period of thirty (30) consecutive days. (j) (i) Any “Event of Default” (under and as defined in the Credit Agreement) shall occur and be continuing; or (ii) any Columbus Party or any of its Affiliates shall (A) default (as principal or guarantor or other surety) in any payment of principal of or interest on any obligation (or set of related obligations) for borrowed money in excess of the Threshold Amount beyond any period of grace with respect to the payment or, if any such obligation (or set of related obligations) is or are payable or repayable on demand, fail to pay or repay such obligation or obligations when demanded, or (B) default in the observance of any other covenant, term or condition contained in any agreement or instrument by which such an obligation (or set of related obligations) is or are created, secured or evidenced, if the effect of such default is to give the applicable holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) the right (whether acted upon or not) to accelerate the maturity of all or part of such obligation or obligations or to terminate the commitment of any lender thereunder. Section 5.2. Remedies. (a) Upon the occurrence and during the continuation of a Termination Event caused by any Originator, the Buyer may (with the prior written consent of the Administrative Agent) declare such Originator’s Termination Date to have occurred, whereupon such Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Originators. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of the Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative. For the avoidance of doubt, the occurrence of an Originator’s Termination Date shall result in the termination of sales and, as applicable, contributions of Receivables Assets by such Originator under this Agreement, and shall not accelerate or permit the Buyer or the Administrative Agent or Lenders to accelerate, the due date for any amount payable under any Receivable or under this Agreement. (b) Each of the Senior Claimants may, from time to time, at its sole discretion, without notice or demand to any Originator or any Holder, and without waiving any of its rights under any of the Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property securing any of the Senior Claims pursuant to, and to the extent set forth in, the Transaction Documents; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Claims; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Claims, or release or compromise any obligation of any nature with respect to any of the Senior Claims in accordance with the Transaction

20 Receivables Sale Agreement 753303507 23728593 Documents; (iv) amend, supplement, or otherwise modify any Transaction Document in accordance with the terms thereof; provided, amendments, supplements or modifications of this Agreement are subject to the requirements of Section 7.1; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Claims, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property. (c) The Subordination Provisions are made for the benefit of the Senior Claimants, and the Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons. ARTICLE VI INDEMNIFICATION Section 6.1. Indemnities by Each of the Originators. Without limiting any other rights that the Buyer (or the Administrative Agent, as its assignee) or any of the Lenders may have hereunder or under applicable Law, each of the Originators, jointly and severally, hereby agrees to indemnify (and pay upon demand to) the Buyer, the Administrative Agent, the Lenders and their respective successors, assigns, officers, directors, agents and employees (each of the foregoing, an “Indemnified Party”) from and against any and all damages, losses, claims, Taxes, liabilities and reasonable costs and expenses, including reasonable and documented out-of-pocket fees and disbursements of external counsel (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of (i) any Originator’s breach of any representation or warranty under this Agreement or failure to duly and punctually perform its obligations under this Agreement or any other Transaction Document, (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing or any Transaction Document, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Party is a party thereto or (iii) the acquisition, either directly or indirectly, by the Buyer, the Administrative Agent or any Lender of an interest in the Receivables, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnified Party, excluding, however, in all of the foregoing instances: (A) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence, willful misconduct or fraud on the part of the Indemnified Party seeking indemnification; (B) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; (C) Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim, any obligations of Buyer under Section 8.3 or 8.5 of the Credit and Security Agreement and any losses resulting from a breach of the representations contained in Section 3.1(y) of the Credit and Security Agreement or the covenants contained in Section 5.1(u) of the Credit and Security Agreement); or

21 Receivables Sale Agreement 753303507 23728593 (D) Indemnified Amounts that result from any proceeding solely among Indemnified Parties (other than the Buyer) that does not involve an act or omission by any Columbus Party or any of their Subsidiaries (other than a proceeding that is brought against the Administrative Agent in its capacity as such); provided, however, that nothing contained in this Section 6.1 shall limit the liability of any Originator or limit the recourse of any Indemnified Party to any Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of the Transaction Documents. Without limiting the generality of the foregoing indemnification, each of the Originators shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to Buyer) to the extent relating to or resulting from: (i) any representation or warranty made by such Originator (or any officers of such Originator) under or in connection with this Agreement, any other Transaction Document to which such Originator is a party or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made; (ii) the failure by such Originator to comply with any applicable Law with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable Law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract; (iii) any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party; (iv) any environmental liability, products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable; (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services; (vi) the commingling of Collections of Receivables or funds or other assets arising therefrom at any time with other funds; (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Receivable, the ownership of the Receivables or any other investigation, litigation or proceeding relating to any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or by any other Transaction Document;

22 Receivables Sale Agreement 753303507 23728593 (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding; (ix) any Termination Event under Section 5.1(e) or 5.1(f) with respect to any Originator or the Performance Guarantor; (x) Buyer’s obligations under Section 8.5 of the Credit and Security Agreement; (xi) any breach of the representations contained in Section 3.1(y) of the Credit and Security Agreement or the covenants contained in Section 5.1(u) of the Credit and Security Agreement; (xii) any failure of the Buyer to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from such Originator, free and clear of any Adverse Claim; or any failure of Buyer to give reasonably equivalent value to such Originator under this Agreement in consideration of the transfer by it of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action; (xiii) any failure to vest and maintain vested in the Buyer (or the Administrative Agent, as its assignee) a valid and perfected ownership interest or a first priority perfected Security Interest in the Originator Collateral, free and clear of any Adverse Claim; (xiv) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to any Originator Collateral, whether on the date hereof or at any subsequent time; (xv) the failure by such Originator to pay when due any Taxes, including, without limitation, sales, excise or personal property taxes; (xvi) any action or omission by such Originator which reduces or impairs the rights of the Buyer (or the Administrative Agent, as its assignee) with respect to any Originator Collateral or the value of any Originator Collateral (other than at the direction of the Administrative Agent and except as contemplated by the Transaction Documents); (xvii) any attempt by any Person to void any sale or contribution hereunder or the Security Interest in the Originator Collateral granted hereunder, whether under statutory provision, common law or equitable action; (xviii) any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Corruption Law, Anti-Money Laundering Laws or Sanctions, incurred in connection with the Transaction Documents; (xix) any Contractual Dilution;

23 Receivables Sale Agreement 753303507 23728593 (xx) Collections of Receivables being initially deposited in any bank account other than a Collection Account; (xxi) the payment of any Permitted Disbursement; and (xxii) the failure of any Receivable included as an Eligible Receivable on any Settlement Report to be an Eligible Receivable at the time so included. The provisions of this Section 6.1 shall survive termination of this Agreement and the Credit and Security Agreement. Section 6.2. Other Costs and Expenses. The Originators, jointly and severally, shall pay (a) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (as the Buyer’s assignee) (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents (including amounts incurred by the Administrative Agent in connection with certificates, searches and reports ordered by the Administrative Agent with respect to the Loan Parties during the term of this Agreement) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (b) all reasonable and documents out-of-pocket expenses incurred by the Administrative Agent (as the Buyer’s assignee) (including the reasonable and documented out-of-pocket fees, charges and disbursements of one primary outside counsel to the Administrative Agent and, if necessary, one local counsel in each relevant jurisdiction) in connection with the enforcement or protection of its rights in connection with this Agreement and the other Transaction Documents to which any Originator is a party, including its rights under this Section 6.2. ARTICLE VII MISCELLANEOUS Section 7.1. Waivers and Amendments. (a) No failure or delay on the part of the Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by Law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. (b) No provision of this Agreement or any Subordinated Note may be amended, supplemented, modified or waived except in writing signed by each applicable Originator, the Buyer and the Administrative Agent (as the Buyer’s assignee).

24 Receivables Sale Agreement 753303507 23728593 Section 7.2. Notices. The provisions of Section 12.2 of the Credit and Security Agreement shall apply to all notices to be given under this Agreement. All communications and notices provided for hereunder shall be given to the parties hereto at the following addresses, email addresses or facsimile numbers: If to Master Servicer: Columbus McKinnon Corporation 13320 Ballantyne Corporate Place Charlotte, NC 28277 Attention: Gregory P. Rustowicz, Executive Vice President- Finance and Chief Financial Officer Phone: 716-689-5442 Fax: 716-689-5598 Email: gregory.rustowicz@cmworks.com With a copy to: Jamie Knox, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor New York, New York 10020-1104 Telephone: 212-335-4992 Fax: 212-884-8692 E-mail: jamie.knox@dlapiper.com If to Dorner Mfg. Corp.: Dorner Mfg. Corp. 975 Cottonwood Avenue Hartland, Wisconsin 53029 Attention: Gregory P. Rustowicz, Treasurer Phone: 716-689-5442 Fax: 716-689-5598 Email: gregory.rustowicz@cmworks.com If to Garvey Corporation: Garvey Corporation 208 S. Route 73 Hammonton, New Jersey 08037 Attention: Gregory P. Rustowicz, Treasurer Phone: 716-689-5442 Fax: 716-689-5598 Email: gregory.rustowicz@cmworks.com

25 Receivables Sale Agreement 753303507 23728593 If to Magnetek, Inc.: Magnetek, Inc. N49 W13650 Campbell Drive Menomonee Falls, Wisconsin 53051 Attention: Gregory P. Rustowicz, Vice President and Treasurer Phone: 716-689-5442 Fax: 716-689-5598 Email: gregory.rustowicz@cmworks.com If to Yale Industrial Products, Inc.: Yale Industrial Products, Inc. 205 Crosspoint Parkway Getzville, New York 14068 Attention: Gregory P. Rustowicz, Vice President and Treasurer Phone: 716-689-5442 Fax: 716-689-5598 Email: gregory.rustowicz@cmworks.com If to Buyer: Columbus McKinnon FinCo, LLC 13320 Ballantyne Corporate Place Charlotte, NC 28277 Attention: Gregory P. Rustowicz, President Phone: 716-689-5442 Fax: 716-689-5598 Email: gregory.rustowicz@cmworks.com With a copy to: Jamie Knox, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor New York, New York 10020-1104 Telephone: 212-335-4992 Fax: 212-884-8692 E-mail: jamie.knox@dlapiper.com Section 7.3. Protection of Ownership Interests of the Buyer. (a) From time to time, at its expense, each of the Originators will take all necessary action to establish and maintain, irrevocably in the Buyer: (i) legal and equitable title to the Receivables and the Collections and (ii) all of such Originator’s right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claims. (b) At any time following the occurrence and during the continuance of a Termination Event or an Amortization Event, the Buyer (or its assigns) may, at the applicable Originator’s sole cost and

26 Receivables Sale Agreement 753303507 23728593 expense, direct any Originator to notify the Obligors of Receivables of the ownership interest of the Buyer under this Agreement. (c) If, following the occurrence and during the continuance of a Termination Event or an Amortization Event, any of the Originators fails to perform any of its obligations hereunder, the Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and the Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by the Originators as provided in Section 6.2. Each of the Originators irrevocably authorizes the Buyer (and its assigns) at any time and from time to time in the sole discretion of the Buyer (or its assigns), and appoints the Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Originator to file on behalf of such Originator, as debtor, all financing statements, continuation statements and amendments thereto or assignments thereof, and execute such other instruments or notices, as may be reasonably necessary or desirable in the Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of the Buyer in the Originator Collateral. This appointment is coupled with an interest and is irrevocable. (d) (i) Each of the Originators acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables Assets (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative Agent (as the Buyer’s assignee), consenting to the form and substance of such filing or recording document, and (ii) each of the Originators hereby approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent (as the Buyer’s assignee) in connection with the perfection of the ownership or security interests in favor of the Buyer or the Administrative Agent (as the Buyer’s assignee). Section 7.4. Set-off. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law. Without limiting the foregoing, Columbus and each Originator hereby authorize the Buyer, the Administrative Agent and each Lender (collectively, the “Set-off Parties”), at any time and from time to time, to the fullest extent permitted by Law, to set off, against any obligations of Columbus or such Originator to such Set-off Party arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 6.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, any Set-off Party to or for the credit or the account of Columbus or such Originator. Section 7.5. Confidentiality. The parties agree to be bound by the provisions of Section 12.6 of the Credit and Security Agreement with the same force and effect as if fully set forth herein. Section 7.6. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO) EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE BUYER’S OWNERSHIP

27 Receivables Sale Agreement 753303507 23728593 INTEREST AND SECURITY INTEREST IN THE COLLATERAL OR REMEDIES HEREUNDER IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Section 7.7. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. Section 7.8. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER. Section 7.9. Integration; Binding Effect; Assignability; Survival of Terms. (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings. (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, the Administrative Agent and each Lender, except as otherwise herein specifically provided. (c) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Originator pursuant to Article II, (ii) the indemnification and payment provisions of Article VI, and Sections 7.5 through and including 7.11 shall be continuing and shall survive any termination of this Agreement. (d) Each Originator acknowledges that institutions providing financing pursuant to the Credit and Security Agreement may rely upon the terms of this Agreement. Each Originator acknowledges that the Buyer’s rights under this Agreement may be assigned to the Administrative Agent and the Lenders under the Credit and Security Agreement, consents to such assignments and to the exercise of those rights directly by the Administrative Agent to the extent permitted by the Credit and Security Agreement and acknowledges and agrees that the Administrative Agent, each Lender and each of their successors and assigns are express third-party beneficiaries of this Agreement.

28 Receivables Sale Agreement 753303507 23728593 Section 7.10. Counterparts; Electronic Signatures; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. To the fullest extent permitted by applicable Law, delivery of an executed counterpart of a signature page of this Agreement by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article”, “Section”, “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Transaction Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Columbus Parties, electronic images of this Agreement or any other Transaction Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Transaction Documents based solely on the lack of paper original copies of any Transaction Documents, including with respect to any signature pages thereto. Section 7.11. Bankruptcy Petition. Each of the Originators covenants and agrees that, prior to the date that is one (1) year and one (1) day after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Buyer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the Laws of the United States or any state of the United States.

29 Receivables Sale Agreement 753303507 23728593 Section 7.12. PATRIOT Act. The Administrative Agent (as the Buyer’s assignee) and each Lender hereby notifies each of the Originators that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies the Originators and their respective Subsidiaries, which information includes the name and address of the Originators and their respective Subsidiaries and other information that will allow the Administrative Agent and the Lenders to identify such parties in accordance with the PATRIOT Act or such Anti-Money Laundering Laws. Section 7.13. Amounts to be Paid by Buyer. Notwithstanding anything in this Agreement to the contrary, the Buyer shall not have any obligation to pay any amount required to be paid by it hereunder in excess of its Available Cash. All payment obligations of the Buyer hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its obligations under the Credit and Security Agreement. Section 7.14. Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof. Section 7.15. Joint and Several Liability. Each of the representations, warranties, covenants, obligations, indemnities and other undertakings of any Originator hereunder shall be made jointly and severally, and are joint and several liabilities of each of the Originators hereunder. Section 7.16. Binding Terms in Other Transaction Documents. Each Originator hereby makes for the benefit of Administrative Agent, each Lender, each other Secured Party, each of the representations, warranties, covenants, and agreements, and accepts all other binding terms, including the waiver of any rights, which are made expressly applicable to such Originator in any other Transaction Document, each as if the same (together with any provisions incorporated therein by reference) were set forth in full herein. <Signature pages follow>

Receivables Sale Agreement IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof. COLUMBUS MCKINNON CORPORATION, as an Originator and as the Master Servicer By: __________________________________ Name: Gregory P. Rustowicz Title: Executive Vice President – Finance and Chief Financial Officer DORNER MFG. CORP., as an Originator By: __________________________________ Name: Gregory P. Rustowicz Title: Treasurer GARVEY CORPORATION, as an Originator By: __________________________________ Name: Gregory P. Rustowicz Title: Treasurer MAGNETEK, INC., as an Originator By: __________________________________ Name: Gregory P. Rustowicz Title: Vice President and Treasurer DocuSign Envelope ID: DF212AB6-83AF-4121-8CB6-30AFA3105395

Receivables Sale Agreement YALE INDUSTRIAL PRODUCTS, INC., as an Originator By: __________________________________ Name: Gregory P. Rustowicz Title: Vice President and Treasurer COLUMBUS MCKINNON FINCO, LLC, as the Buyer By: __________________________________ Name: Gregory P. Rustowicz Title: President DocuSign Envelope ID: DF212AB6-83AF-4121-8CB6-30AFA3105395

I-1 Receivables Sale Agreement 753303507 23728593 Exhibit I Definitions This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in the Credit and Security Agreement (hereinafter defined). The rules of construction set forth in Exhibit I of the Credit and Security Agreement are hereby incorporated by reference herein, mutatis mutandis. “Administrative Agent” has the meaning specified in the Preliminary Statements. “Agreement” has the meaning specified in the Preamble. “Available Cash” means, on any date of determination, cash available to the Buyer from any source that is not required to be paid to or set aside for the benefit of the Administrative Agent and the Lenders on such date under the Credit and Security Agreement. “Buyer” has the meaning specified in the Preamble. “Closing Date” has the meaning specified in the Preamble. “Columbus” has the meaning specified in the Preamble. “Contributed Receivables” has the meaning specified in Section 1.1(a). “Contributed Receivable Assets” has the meaning specified in Section 1.1(a). “Credit and Security Agreement” has the meaning specified in the Preliminary Statements. “Discount Factor” means a percentage calculated to provide the Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to the Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Each of the Originators and the Buyer may agree from time to time and at any time with the prior written notice to the Administrative Agent to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof; provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which each of the Originators and the Buyer agree to make such change. As of the date of this Agreement, the Discount Factor is 1.50%. “Indemnified Amounts” has the meaning specified in Section 6.1. “Indemnified Part(y)(ies)” has the meaning specified in Section 6.1. “Initial Cutoff Date” means March 31, 2023.

I-2 Receivables Sale Agreement 753303507 23728593 “Lenders” has the meaning specified in the Preliminary Statements. “Master Servicer” has the meaning specified in the Preamble. “Net Worth” means, as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (i) the aggregate Outstanding Balance of the Receivables at such time, over (ii) the sum of (A) the Aggregate Principal outstanding at such time under the Credit and Security Agreement, plus (B) the aggregate accrued and outstanding Interest and fees at such time, plus (C) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination), plus (D) without duplication, the aggregate accrued and unpaid other Borrower Obligations at such time. “Originator(s)” has the meaning specified in the Preamble. “Originator Collateral” has the meaning specified in Section 1.6. “Purchase Price” means, with respect to any sale of Purchased Receivables by an Originator hereunder, the aggregate price to be paid by the Buyer to the applicable Originator in accordance with Section 1.2 for the Receivables Assets being sold to the Buyer, which price shall equal on any date (i) the product of (A) the Outstanding Balance of the Purchased Receivables on such date, multiplied by (B) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.2. “Purchase Price Credit” has the meaning specified in Section 1.3. “Purchased Receivables” has the meaning specified in Section 1.1(a). “Purchased Receivables Assets” has the meaning specified in the Section 1.1(a). “Receivables Assets” has the meaning specified in Section 1.1(a). “Related Security” means, with respect to any Receivable: (i) all right, title and interest (if any) in the goods, the sale of which gave rise to such Receivable, and any and all insurance contracts with respect thereto, (ii) all other Security Interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable, (iii) all guaranties, letters of credit, insurance and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise, (iv) all service contracts and other contracts and agreements associated with such Receivable, (v) all Records related to such Receivable,

I-3 Receivables Sale Agreement 753303507 23728593 (vi) all of the applicable Originator’s right, title and interest in each Borrower Lock-Box and each Collection Account, and (vii) all proceeds of any of the foregoing. “Required Capital Amount” means, as of any date of determination, $2,750,000. “Required Contributed Amount” means, as of any date of determination, the amount, if any, by which the Purchase Price for all Receivables to be acquired on such date exceeds the sum of (a) the funds available to the Buyer under the Credit and Security Agreement on such date, and (b) the amount available to be borrowed by the Buyer as Subordinated Loans hereunder on such date. “Review” has the meaning specified in Section 4.1(d). “Senior Claim” has the meaning specified in each Subordinated Note. “Senior Claimants” has the meaning specified in each Subordinated Note. “Subordination Provisions” has the meaning specified in each Subordinated Note. “Subordinated Loan” has the meaning specified in Section 1.2(b). “Subordinated Note” means a promissory note in substantially the form of Exhibit III hereto as more fully described in Section 1.2, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Termination Date” means, as to each Originator, the earliest to occur of (i) the Facility Termination Date (as defined in the Credit and Security Agreement) and (ii) the Business Day specified in a written notice from the Administrative Agent as the Buyer’s assignee to such Originator following the occurrence of any Termination Event. “Termination Event” has the meaning specified in Section 5.1. “Unmatured Termination Event” means an event which, with the passage of time or the giving of notice, or both, could constitute a Termination Event. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.